UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

November 30, 2022

NEXTGEN HEALTHCARE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Not Applicable(1)		Not Applicable(1)
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: Not Applicable(1)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	NXGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1)

NextGen Healthcare, Inc. is a remote-first company and no longer maintains its principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices should be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

On November 30, 2022, NextGen Healthcare, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “SPA”) by and among TSI Healthcare, LLC (“TSI”), TSIH Holdings, Inc., a North Carolina corporation and the sole equity holder of TSI (the “Securityholder”), David Dickson, Jr. and Glenn Dickson, pursuant to which, and in accordance with the terms and conditions set forth therein, the Securityholder agreed to sell, assign, convey, transfer and deliver to the Company all outstanding equity interests of TSI (the “Units”) and the Company agreed to purchase all of the Units from the Securityholder, free and clear of all liens (the “Acquisition”). The consummation of the Acquisition and the transactions contemplated thereby (the “Closing”) occurred at 11:59 p.m. Eastern Time on November 30, 2022.

The total consideration for the Acquisition is an amount in cash, subject to customary adjustments in accordance with Section 1.5 and Article VIII of the SPA, consisting of (i) an approximately $50.5 million cash payment: (ii) $18 million committed for the purpose of terminating certain agreements between the customers of TSI and Navitas Credit Corp., CIT Bank, N.A. and any other similar entities and (iii) certain potential earnout payments up to an aggregate of $22 million based on achieving certain financial targets through March 31, 2025.

The SPA contains customary representations, warranties, covenants, indemnification provisions and obligations of the parties.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the SPA, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended December 31, 2022.

Item 7.01 Regulation FD Disclosure.

On November 30, 2022, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Nextgen Healthcare, Inc., dated November 30, 2022 (furnished pursuant to Item 7.01).
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2022	NEXTGEN HEALTHCARE, INC.

	By:	/s/ Jeffrey D. Linton
Jeffrey D. Linton
Executive Vice President, General Counsel & Secretary